(Translation)
                                                                   June 25, 2004

To Our Shareholders

                                                        Toshio Maruyama
                                                        President and COO
                                                        ADVANTEST CORPORATION
                                                        32-1, Asahi-cho 1-chome,
                                                        Nerima-ku, Tokyo


                     NOTICE REGARDING RESOLUTIONS ADOPTED AT
                THE 62ND ORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Sirs and Madams:

         Notice is hereby given that the following matters were presented and resolved at the 62nd ordinary general meeting of shareholders of ADVANTEST CORPORATION (the "Company") that took place today.


Matters reported:   The business report, balance sheet and statement of income for the 62nd Fiscal Year (from April 1, 2003 to March 31,
                    2004)

A presentation on the above documents was given to the shareholders.

Matters resolved:

Agenda Item No.1:   Approval of the proposed appropriation of retained earnings for the 62nd fiscal year

The shareholders resolved to approve, as originally proposed, to distribute a dividend of (Y)25 per share.

Agenda Item No. 2:  Partial amendment of the Articles of Incorporation

The shareholders resolved to approve the agenda as originally proposed. Details of the amendment are set forth in the pages to follow.

Agenda Item No. 3:  Election of one director

The shareholders resolved to approve, as originally proposed, the election of Takashi Tokuno, who has since assumed office.

Agenda Item No. 4:  Election of two corporate auditors

The shareholders resolved to approve, as originally proposed, the re-election of Noboru Yamaguchi and the election of Kuniaki Suzuki, each of whom has since assumed office.

Kuniaki Suzuki is an outside corporate auditor required under Article 18, Paragraph 1 of the "Law Concerning Exceptions to the Commercial Code Relating to Audit, etc. of Stock Corporations".

Agenda Item No. 5:  Issuance of stock acquisition rights as stock options

The shareholders resolved to approve, as originally proposed, the issuance of up to 8,000 stock acquisition rights (exercisable for 800,000 shares of the common stock of the Company) for no consideration pursuant to Articles 280-20 and 280-21 of the Commercial Code, which are to be

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granted to directors, corporate auditors, executive officers and employees of the Company and its domestic and overseas subsidiaries as well as to overseas subsidiaries of the Company.


For your reference

Details of the amendments to the Articles of Incorporation are as follows:

                                                       (Changes are underlined.)

---------------------------------------------------------- -------------------------------------------------------
                    Before Amendment                                          After Amendment
---------------------------------------------------------- -------------------------------------------------------
                   (Newly introduced)                      Article 6.     (Acquisition of Treasury Shares)
                                                               The Company may acquire treasury shares by
                                                           resolution of the Board of Directors pursuant to
                                                           Article 211-3, Paragraph 1, Clause 2 of the
                                                           Commercial Code.

Article 6.     (Denomination of Share Certificates)        Article 7.     (Denomination of Share Certificates)
    ~          (omitted)                                       ~          (present provisions maintained)
Article 24.    (Remuneration of Directors)                 Article 25.    (Remuneration of Directors)

                                                           Article 26.    (Exemption of Directors' Liabilities)
                   (Newly introduced)                          Pursuant to Article 266, Paragraph 12 of the
                                                           Commercial Code and to the extent permitted by law
                                                           and regulations, the Company may, by resolution of
                                                           the Board of Directors, exempt the liabilities of its
                                                           Directors (including persons who have previously
                                                           served as the Company's Directors) with respect to
                                                           acts described under Paragraph 1, Clause 5 of the
                                                           said Article.

Article 25.    (Counselors and Advisors)                   Article 27.    (Counselors and Advisors)
    ~          (omitted)                                       ~          (present provisions maintained)
Article 33.    (Remuneration of Corporate Auditors)        Article 35.    (Remuneration of Corporate Auditors)

                                                           Article 36.    (Exemption of Corporate Auditors'
                   (Newly introduced)                      Liabilities)
                                                               Pursuant to Article 280, Paragraph 1 of the
                                                           Commercial Code and to the extent permitted by law
                                                           and regulations, the Company may, by resolution of
                                                           the Board of Directors, exempt the liabilities of its
                                                           Corporate Auditors (including persons who have
                                                           previously served as the Company's Corporate
                                                           Auditors).

Article 34.    (Business Year)                             Article 37.    (Business Year)
    ~          (omitted)                                       ~          (present provisions maintained)
Article 37.   (Effective Period for Dividend Payment)      Article 40.   (Effective Period for Dividend Payment)
---------------------------------------------------------- -------------------------------------------------------

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o       The payment of dividends for the 62nd Fiscal Year

        Dividends for the 62nd Fiscal Year can be received by presenting the enclosed Notice of Postal Transfer at a nearby post office during the payment period (from June 28, 2004 to July 30, 2004).

        Shareholders who have elected to use bank transfer will find enclosed a Dividends Statement and Confirmation of Transfer Account.

o A recorded broadcast of part of the shareholders' meeting (presentation of the Company's business results) will be available on the Company's website starting today.



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